                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

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     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as Permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             MCN Energy Group Inc.
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                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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
                                                               MCN
                                                               ENERGY GROUP INC.



1999

NOTICE OF

ANNUAL

MEETING

AND

PROXY

STATEMENT



                             MCN ENERGY GROUP, INC.

                                    CONTENTS

                                                              PAGE
                                                              ----
Letter from the Chairman....................................    3

Notice of 1999 Annual Meeting of Shareholders...............    4

Proxy Statement.............................................    5
- Proposal 1 -- Election of Directors.......................    5
  Committees of the MCN Board...............................   10
  Beneficial Security Ownership of Directors, Nominees and
  Executive Officers........................................   11
  - Executive Stock Ownership Guidelines....................   12
  Compensation of Directors and Executive Officers..........   12
  - Directors' Compensation.................................   12
  - Executives' Compensation................................   13
  - Other Compensation Matters..............................   15
  Report of the Compensation Committee of The Board of
  Directors on Executive   Compensation.....................   18
  Performance Graph.........................................   23
- Proposal 2 -- Selection of Auditors.......................   24
Other Proxy Matters.........................................   24

-------------------------

- Denotes items to be voted on at the meeting.

MCN ENERGY GROUP INC. LOGO

                            ALFRED R. GLANCY III                                     500 Griswold Street
                            Chairman, President and                                  Detroit, Michigan 48226
                            Chief Executive Officer

March 5, 1999

To our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of MCN Energy Group Inc. This year's meeting will be held at the Company's headquarters in Detroit, Michigan on Wednesday, April 28, 1999 at 1:00 p.m. Eastern Daylight-Saving Time. The business items to be acted on during the Annual Meeting are listed in the Notice of Annual Meeting and are described more fully in the Proxy Statement.

     If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to request an attendance card. WHETHER OR NOT YOU PLAN TO ATTEND, YOU CAN ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING BY PROMPTLY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

     Along with the other members of the Board of Directors, I look forward to the opportunity of greeting personally those shareholders who are able to attend the Annual Meeting.

     Sincerely,

     /s/ALFRED R. GLANCY III

     NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS OF MCN ENERGY GROUP INC.
--------------------------------------------------------------------------------

1:00 p.m., April 28, 1999
Guardian Building, 32nd Floor Auditorium
500 Griswold St.
Detroit, Michigan 48226
--------------------------------------------------------------------------------

March 5, 1999

To our Shareholders:

     The 1999 Annual Meeting of Shareholders of MCN Energy Group Inc. will be held at the Company's headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold Street, Detroit, Michigan on Wednesday, April 28, 1999 at 1:00 p.m., Eastern Daylight-Saving Time. Shareholders will act on the following matters:

     (1) ELECTION OF THREE DIRECTORS TO SERVE FOR TERMS OF THREE YEARS;

     (2) RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999; AND

     (3) TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS.

     Shareholders of record at the close of business on March 1, 1999 are entitled to receive notice of and to vote at the Annual Meeting.

     You are invited to attend the Annual Meeting in person. REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOUR BOARD OF DIRECTORS URGES YOU TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By order of the Board of Directors,

DANIEL L. SCHIFFER
DANIEL L. SCHIFFER
Senior Vice President,
General Counsel and Secretary

                           MCN ENERGY GROUP INC. LOGO

                                PROXY STATEMENT

     The Board of Directors of MCN Energy Group Inc. (the "MCN Board") solicits your proxy for use at the Annual Meeting of Shareholders of MCN Energy Group Inc. ("MCN" or the "Company") to be held on Wednesday, April 28, 1999 at 1:00 p.m., and at any adjournments. This Proxy Statement and a proxy card are to be mailed to shareholders beginning on March 12, 1999.

     In the following pages, you will find information on your Board of Directors, both the candidates proposed for election and continuing Directors, as well as, a proposal for ratification of the appointment of auditors. The information in this Proxy Statement has been supplied to you to help you decide how to vote at the Annual Meeting of Shareholders or any adjournment of that meeting.

     As of March 1, 1999, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were 79,790,381 outstanding shares of MCN Common Stock, $.01 par value ("MCN Common Stock"). Each outstanding share is entitled to one vote on all matters that may come before the Annual Meeting.

     You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the accompanying proxy card in the enclosed postage-paid envelope. Sending in a signed proxy will not affect your right to attend the Annual Meeting and vote. A shareholder who gives a proxy may revoke it at any time before it is exercised. Revocation can be accomplished by notifying the Secretary of MCN in writing before the proxy is exercised, or by delivering a proxy bearing a later date to the Secretary of MCN, or by attending the Annual Meeting and voting in person.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     The MCN Board will be reduced from ten members to nine members with the retirement of William K. McCrackin from the MCN Board effective with the Annual Meeting. The MCN Board is divided into three classes, with the term of each director expiring at the Annual Meeting of MCN in the year indicated on the following pages. Generally, one-third of the MCN Board is elected each year.

     Unless otherwise instructed on the proxy card, the proxy holders intend to vote for the election of Stephen E. Ewing, Roger Fridholm and Helen O. Petrauskas to three-year terms as directors. Each of the nominees is a current member of the MCN Board and has served the previous full term. The MCN Board believes that, if elected, each nominee will be able and willing to serve. However, if any nominee should be unable or unwilling to serve as a director, the MCN Board may select a substitute nominee and, in that event, the proxy will be voted for the person so selected. The remaining six directors will continue to serve in accordance with their previous elections.

     Information concerning the three directors nominated for a term of three years and the six continuing MCN Board members is set forth on pages 6 through 8.

   NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS TO EXPIRE IN 2002
--------------------------------------------------------------------------------
STEPHEN E. EWING PHOTO
                STEPHEN E. EWING, 55, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. Ewing has been President of Michigan Consolidated Gas Company ("MichCon") since 1985, Chief Executive Officer since September 1992 and Chief Operating Officer from 1985 to September 1992. He previously served as President and Chief Operating Officer of MCN from August 1988 to September 1992. Mr. Ewing has been a Director of MichCon since 1984.

                Mr. Ewing is Chairman of the Detroit Economic Growth Corporation, the Natural Gas Vehicle Coalition and Oakwood Healthcare, Inc. and Vice Chairman of United Way Community
Services. He is past Chairman of the 1997 United Way Community Services Torch Drive, Greater Detroit Area Health Council, Metropolitan Affairs Corporation and the Midwest Gas Association. He is a board member of the Michigan Jobs Commission, Detroit Renaissance, Michigan Opera Theater, Institute of Gas Technology, the American Gas Association, the Skillman Foundation and AAA Michigan. Mr. Ewing is also a member of Leadership Detroit, the NAACP and Boy Scouts of America's Detroit Area Council Executive Board.
--------------------------------------------------------------------------------
ROGER FRIDHOLM PHOTO
                ROGER FRIDHOLM, 58, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Fridholm has been President of the St. Clair Group, a private investment company, since 1991. He has been Chairman of Ad Hoc Legal Resources, LLC since 1995 and President of IPG Services Corporation since 1996, both of which are staffing service companies. In 1998, Mr. Fridholm became President of the Business, Technology, and Staffing Services Group of MSX International. He previously served as President and Chief Executive Officer of Counsel, Enterprises, Inc. from February through July 1994 and as Senior Vice President of Corporate
Development of Kelly Services, Inc. from March 1992 through January 1994.

Mr. Fridholm serves as a Director of The Stroh Brewery Company, Comerica Bank-Michigan, and MascoTech, Inc.
--------------------------------------------------------------------------------
HELEN O. PETRAUSKAS PHOTO
                HELEN O. PETRAUSKAS, 55, DIRECTOR SINCE 1990
                Attendance: 93% of Board and Committee Meetings

                Ms. Petrauskas has been Vice President for Environmental and Safety Engineering with Ford Motor Company since 1983.

                Ms. Petrauskas is a Director of The Sherwin-Williams Company, a member of the Board of Governors of Argonne National Laboratory and a member of the Society of Automotive Engineers. Ms. Petrauskas is also on the Advisory Boards of the Center for Risk Analysis, Harvard School of Public Health, and Resources for the Future in Washington, D.C.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF STEPHEN E. EWING, ROGER FRIDHOLM AND HELEN O. PETRAUSKAS TO THE BOARD OF DIRECTORS.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2000
--------------------------------------------------------------------------------
ALFRED R. GLANCY III PHOTO
                ALFRED R. GLANCY III, 61, DIRECTOR SINCE 1988
                Attendance: 100% of Board Meetings

                Mr. Glancy has been Chairman and Chief Executive Officer of MCN since August 1988 and President since September 1992. He has been Chairman of MCN Investment Corporation ("MCNIC") since 1988. Mr. Glancy has been Chairman of MichCon since 1984 and served as its Chief Executive Officer from 1984 until September 1992. He has been a Director of MichCon since 1981.

                Mr. Glancy is Chairman Emeritus of Detroit Symphony Orchestra, Inc., and past Chairman of The Detroit Medical Center, Detroit Renaissance, Detroit Economic Growth Corporation and New
Detroit, Inc. He is also a Director of the Detroit Institute of Arts, United Way Community Services, Community Foundation for Southeastern Michigan, Morton Industrial Group, Greater Downtown Partnership, Interstate Natural Gas Association, National Petroleum Council and the Hudson-Webber Foundation. He is Vice Chairman of UNICO Investment in Seattle, Washington.
--------------------------------------------------------------------------------
FRANK M. HENNESSEY PHOTO
                FRANK M. HENNESSEY, 60, DIRECTOR SINCE 1988
                Attendance: 93% of Board and Committee Meetings

                Mr. Hennessey has been Vice Chairman of the Board of Directors and Chief Executive Officer of MascoTech, Inc. since January 1998. He was formerly Executive Vice President of Masco Corporation. Mr. Hennessey is Chairman of Emco Limited, a leading Canadian manufacturer and distributor of plumbing-related products, roofing and other building products. He was previously Vice President for Strategic Planning at Masco Corporation, and President, Chief Executive Officer and Director of Emco Limited from December 1990 through August 1995.

Mr. Hennessey is a Trustee of the Hudson-Webber Foundation and a Director of New Detroit, Inc. He is a Director and Treasurer of United Way Community Services, and Trustee of the Citizens Research Council of Michigan, as well as, past Chairman of the Greater Detroit and Windsor Japan America Society.
--------------------------------------------------------------------------------
HOWARD F. SIMS PHOTO
                HOWARD F. SIMS, 65, DIRECTOR SINCE 1988
                Attendance: 100% of Board and Committee Meetings

                Mr. Sims is Chairman and Chief Executive Officer of Sims-Varner & Associates, PLLC, an architecture, engineering and planning firm, and has been a practicing architect since 1963. He also serves as Chairman of The SVA Group and SV Associates, LLC, both engaged in architecture and planning.

                Mr. Sims is a Director of Comerica Incorporated. He is a Trustee of Citizens Research Council of Michigan, the W.K. Kellogg Foundation, The Community Foundation of Southeastern Michigan and the Karmanos Cancer Institute. Mr. Sims is a member of the
Executive Board of the Detroit Area Council, Boy Scouts of America, United Way Community Services of Southeast Michigan and the NAACP.

                CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2001
--------------------------------------------------------------------------------
JAMES G. BERGES PHOTO
                JAMES G. BERGES, 51
                Attendance: 100% of Board and Committee Meetings

                Mr. Berges has been Vice Chairman of Emerson Electric Co., a manufacturer of electrical, electromechanical, and electronic products and systems, since April 1997. He was previously Executive Vice President from 1990 through March 1997. Mr. Berges is Chairman of Astec (BSR) Plc, a manufacturer of power conversion products and electronic components, and EGS Electrical Group, a joint venture with SPX, a manufacturer of specialty service tools and engineered components for the global motor vehicle industry. He is a Director of Emerson Electric.

Mr. Berges is a Board Member of the St. Louis Regional Housing Alliance and has been active in various roles with the United Way of Greater St. Louis.
--------------------------------------------------------------------------------
THOMAS H. JEFFS II PHOTO
                THOMAS H. JEFFS II, 60, DIRECTOR SINCE 1991
                Attendance: 100% of Board and Committee Meetings

                Mr. Jeffs retired as Vice Chairman of First Chicago NBD Corporation and First National Bank of Chicago in October 1998. Mr. Jeffs was President and Chief Operating Officer of its subsidiary, NBD Bank Michigan, from January 1994 to October 1998.

                Mr. Jeffs is Chairman of New Detroit, Inc. and a Director of The Economic Club of Detroit, Detroit Renaissance, Inc. and Local Initiatives Support Corporation of New York, New York. He is also a Director of Intermet Corporation. Mr. Jeffs serves as
Vice Chairman and a member of the Executive Committee of the Detroit Symphony Orchestra, Inc. He is a Director of the Detroit Institute of Arts. Mr. Jeffs is a member of the Visiting Committee of the University of Michigan, School of Business Administration.
--------------------------------------------------------------------------------
BILL M. THOMPSON PHOTO
                BILL M. THOMPSON, 66, DIRECTOR SINCE 1996
                Attendance: 100% of Board and Committee Meetings

                Mr. Thompson retired from Phillips Petroleum Company in December 1992 after 38 years of service. He was Chairman of the Board, President and Chief Executive Officer of GPM Gas Corporation, a wholly owned subsidiary of Phillips Petroleum Company, from February 1992 until December 1992. He had been Vice Chairman of Phillips Petroleum Company from his election in December 1991 until February 1992. Prior to that, he was Executive Vice President of Phillips' downstream operations from September 1988 until December 1991. He was elected a member of the Board of
Directors of Phillips Petroleum Company in 1988.

Mr. Thompson serves on the Board of Directors of The University of Texas College of Engineering Foundation Advisory Council. He is a past member of the Board of Directors of the American Petroleum Institute, The National Association of Manufacturers, and The Chemical Manufacturers Association.

                               RETIRING DIRECTOR
--------------------------------------------------------------------------------
[WILLIAM K. MCCRACKIN PHOTO]

                WILLIAM K. MCCRACKIN

                Mr. McCrackin will retire from the MCN Board effective with the 1999 Annual Meeting. MCN Energy Group Inc. wishes to express its appreciation to Mr. McCrackin for his contributions during 43 years of dedicated service as an employee and 15 years as a director of MCN or MichCon.

COMMITTEES OF THE MCN BOARD

     The MCN Board held 10 regular meetings during 1998. A majority of directors attended all meetings of the Board. The MCN Board has the following standing committees, with membership as of the record date of March 1, 1999 identified below.

AUDIT COMMITTEE

Frank M. Hennessey, Chair
James G. Berges
Bill M. Thompson

- Recommends the selection of the Company's independent auditors;
- Reviews the scope of audit procedures, the results of the respective audits, and audit recommendations to management;
- Reviews auditors' fees, annual financial statements, adequacy of internal audit procedures and results of those procedures; and
- Reviews MCN's policies relating to business conduct.

2 meetings in 1998

COMPENSATION COMMITTEE

Thomas H. Jeffs II, Chair
Roger Fridholm
Howard Sims
Bill M. Thompson

- Reviews and recommends to the MCN Board salary and incentive compensation for officers of MCN, MichCon and MCNIC; and
- Reviews the salary policies for other officers, management and supervisory personnel.

3 meetings in 1998

FINANCE COMMITTEE

Helen O. Petrauskas, Chair
Roger Fridholm
Frank M. Hennessey
Thomas H. Jeffs II

Reviews and makes recommendations to the MCN Board regarding:
- Financial plans;
- Timing and amount of securities to be issued; and
- Investment policies of the trusteed benefit plans and other corporate funds.

2 meetings in 1998

CORPORATE GOVERNANCE AND
NOMINATING COMMITTEE

Howard F. Sims, Chair
James G. Berges
Helen O. Petrauskas

- Screens and recommends candidates for the Company's Board of Directors;
- Reviews matters of corporate governance to ensure continued alignment with shareholder interests;
- Reviews efforts of the Company to meet responsibilities to non-owner stakeholders;
- Makes recommendations regarding the effectiveness of the Board and the duties of the committees; and
- Consults with management regarding community involvement and philanthropic contributions from the Company and its subsidiaries and foundations.

3 meetings in 1998

  BENEFICIAL SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table includes MCN Common Stock and stock-based holdings, as of March 1, 1999, of the Company's chief executive officer and its four most highly-compensated executive officers in 1998 (collectively, the "Named Executive Officers") and its directors and nominees.
--------------------------------------------------------------------------------

                  COMMON STOCK AND TOTAL STOCK-BASED HOLDINGS
--------------------------------------------------------------------------------

                                                       COMMON STOCK
                                                        OWNERSHIP
                                                  ----------------------        STOCK
                     NAME                         AMOUNT(1)      PERCENT    EQUIVALENTS(2)      TOTAL
                     ----                         ---------      -------    --------------    ---------
Alfred R. Glancy III..........................     303,757(3)      .4%         361,387          665,144
Stephen E. Ewing..............................      35,223(3)       *          103,312          138,535
Joseph T. Williams............................      36,762(3)       *           10,025           46,787
William K. McCrackin..........................      37,631(3)       *           35,650           73,281
Howard L. Dow III.............................      28,259(3)       *           13,075           41,334
James G. Berges...............................         100          *            1,633            1,733
Roger Fridholm................................      10,300(4)       *            4,888           15,188
Frank M. Hennessey............................      11,059          *            8,846           19,905
Thomas H. Jeffs II............................       5,000          *            7,623           12,623
Helen O. Petrauskas...........................       3,116          *            4,611            7,727
Howard F. Sims................................       3,098          *            7,445           10,543
Bill M. Thompson..............................       3,418          *            4,456            7,874
Directors, nominees and executive officers as
  a group.....................................     515,160         .6%         591,751        1,106,911

-------------------------
* Less than 0.1%

(1) This column lists voting securities, including shares of restricted stock in which the beneficial owners have voting power but do not have investment power until the shares vest. In many instances, voting power and investment power are shared with another as joint tenants.

(2) This column includes the non-voting common stock equivalents, such as performance shares granted or deferred under the Stock Incentive Plan, deferred stock units under the Mandatory Deferred Compensation Plan, special performance shares granted under the 1999 Annual Performance Plan, share equivalents under the Supplemental Savings Plan, and performance shares under the Nonemployee Directors' Compensation Plan.

(3) Includes shares held in the MCN Energy Group Savings and Stock Ownership Plan (the "Savings Plan"). The beneficial owners of the shares have sole voting power on all shares. Beneficial owners have investment power on all shares except those purchased by MCN and held as restricted under provisions of the Savings Plan.

(4) Includes 2,100 shares held in the St. Clair Charitable Trust, of which Roger Fridholm is a Trustee. Mr. Fridholm has shared voting and investment power on these shares.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

     In 1995, the Compensation Committee of the MCN Board approved stock ownership guidelines for all executives and non-officer directors to formalize its policy of encouraging share ownership by officers and directors. In 1998, those guidelines were amended to require larger share ownership. This change was made to align further the interests of each executive and non-officer director to that of the shareholders. Current guidelines require the Chairman & CEO to own stock with a value at least eight times annual salary. Other executive and director stock ownership guidelines range from one to five times salary or retainer fee, depending on their level. The expectation is that the shares required to at least minimally meet the guidelines will be acquired over a period of five years from when an individual becomes subject to such guidelines. At December 31, 1998, 58% of the Named Executive Officers and directors meet or exceed the guidelines. The comparable percentage for all MCN, MichCon and MCNIC officers and directors is 50%. The average stockholdings at December 31, 1998 for the Named Executive Officers and directors as a multiple of salary or retainer fee is 6.3 times. The comparable relationship for all MCN, MichCon and MCNIC officers and directors is 4.2 times at December 31, 1998.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS' COMPENSATION

     As of April 1, 1997, non-officer directors receive an annual fee of $30,000. Additionally, each year non-officer directors receive performance shares worth approximately $30,000, calculated at the beginning of the fiscal year and rounded to the nearest 100 shares. Each performance share is equivalent to one share of MCN Common Stock. Non-officer directors are permitted to defer all or a portion of their cash retainer fee in performance shares. The performance shares will be credited to deferral accounts established for each non-officer director. The value of the performance shares held in each non-officer director's account will increase/decrease as the value of the underlying MCN Common Stock increases/decreases and the account will be credited with dividend equivalents equal to one-half of the common stock dividend rate. Upon the non-officer director's death or retirement, the value of the performance shares will be paid out in shares of MCN Common Stock over a period of one to fifteen years as elected by the non-officer director. Based on the elections of the non-officer directors, 100% of their compensation will be in the form of performance shares, further aligning the interests of each non-officer director and shareholders by tying compensation to the value of MCN Common Stock.

EXECUTIVES' COMPENSATION

     The following table sets forth the aggregate compensation paid or awarded for performance from 1996 through 1998 to the Named Executive Officers of MCN.
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                                    LONG-TERM COMPENSATION
                                             ANNUAL COMPENSATION(1)           -----------------------------------
                                     --------------------------------------   RESTRICTED   SECURITIES
                                                               OTHER ANNUAL     STOCK      UNDERLYING     LTIP       ALL OTHER
                                                               COMPENSATION     AWARD       OPTIONS      PAYOUT     COMPENSATION
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)(2)      ($)(3)        ($)(4)       (#)(5)     ($)(1)(6)      ($)(7)
---------------------------   ----   ---------   -----------   ------------   ----------   ----------   ---------   ------------
A. R. GLANCY III............  1998    667,800            0            --             --     100,000             0      66,326
  Chairman, President, &      1997    620,833      500,000            --             --          --     2,382,016      61,110
  Chief Executive Officer     1996    575,000      520,000            --             --          --     1,984,000      42,069
S. E. EWING.................  1998    412,500      450,000            --             --      48,300             0      37,356
  President & Chief           1997    356,667      240,000            --             --          --     1,339,884      33,818
  Executive Officer, MichCon  1996    335,625      136,000            --             --          --     1,240,000      23,404
J. T. WILLIAMS(8)...........  1998    352,000            0        68,509             --          --            --      12,918
  President & Chief           1997    128,225      385,000            --      1,156,594          --            --          --
  Executive Officer, MCNIC
W. K. MCCRACKIN.............  1998    369,400            0            --             --          --             0      60,146
  Vice Chairman &             1997    335,833      260,000            --             --          --     1,191,008      52,586
  Chief Financial Officer     1996    306,875      210,000            --             --          --     1,240,000      26,085
H. L. DOW III...............  1998    211,539      180,000            --             --      14,000             0      13,312
  Senior Vice President &     1997    205,000       98,200            --             --          --       558,285      11,675
  Treasurer                   1996    168,750       47,200            --             --          --       446,400       9,228

-------------------------
(1) Includes amounts received or deferred.

(2) Amounts under the MCN Energy Group Inc. Annual Performance Plan are shown for the year upon which performance is measured. They are paid in February or March of the subsequent year. Messrs. Ewing and Dow earned bonuses for 1998 based upon MichCon's performance. Mr. Williams' 1997 bonus includes a signing bonus of $250,000.

(3) Amount represents payment by the Company to cover taxes on the vesting of restricted stock.

(4) The Company's current use of restricted stock is limited to special situations, such as the retention of newly hired executives. Mr. Williams was granted 36,500 shares upon his hiring. 2,100 of those shares vested on July 28, 1998. As of December 31, 1998, the remaining 34,400 shares were worth $655,750 and are scheduled to vest as follows:

                            DATE                                SHARES
                            ----                                ------
7/28/99.....................................................     2,100
7/28/00.....................................................    17,600
7/28/01.....................................................     2,100
Upon Normal Retirement......................................    12,600

    Mr. Williams' retirement in conjunction with the sale of the Company's exploration and production properties will accelerate the vesting of these shares. Regular dividends are paid on the restricted stock.

(5) Stock options are granted in the February subsequent to the fiscal year indicated in the table.

(6) Amounts shown in this column represent the dollar value of final payouts of previous awards pursuant to the Performance Share Plan for the 6 year periods 1991 through 1996, 1992 through 1997, and 1993 through 1998, respectively. See page 20 for a detailed description of the plan. The current value of awards for the years 1996 and 1997 that were paid in stock or deferred under the Mandatory Deferred Compensation Plan are significantly less than shown due to the decline in the price of MCN Common Stock.

(7) Amounts shown in this column represent the Company's contributions to defined contribution plans and its payment of life insurance premiums.

(8) Mr. Williams was hired on July 28, 1997. Mr. Williams plans to retire from the Company when the sale of the Company's exploration and production properties is completed.

LONG-TERM COMPENSATION

     Beginning with the 1998 performance year, the Company determined that 50% of its long-term incentive awards should be in the form of stock options (See the Compensation Committee Report page 20). The stock options granted to the Named Executive Officers on February 24, 1999 are indicated in the table below.
--------------------------------------------------------------------------------
                                OPTIONS GRANTED
--------------------------------------------------------------------------------

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                 NUMBER OF                                                   ANNUAL RATES OF STOCK
                                SECURITIES      PERCENT OF                                   PRICE APPRECIATION FOR
                                UNDERLYING     TOTAL OPTIONS    EXERCISE OF                       OPTION TERM
                                  OPTIONS       GRANTED TO      BASE PRICE     EXPIRATION    ----------------------
            NAME                GRANTED(#)       EMPLOYEES       ($/SHARE)        DATE         5%($)       10%($)
            ----                -----------    -------------    -----------    ----------    ---------    ---------
A. R. Glancy III............      100,000          15.4            17.25        2/24/09      1,084,840    2,749,210
S. E. Ewing.................       48,300           7.4            17.25        2/24/09        523,978    1,327,868
J. T. Williams..............           --            --               --             --             --           --
W. K. McCrackin.............           --            --               --             --             --           --
H. L. Dow III...............       14,000           2.2            17.25        2/24/09        151,878      384,889

     The options have a strike price of $17.25, which was the market price of MCN common stock on February 24, 1999 (the grant date). The options vest ratably over three years following the date of grant and are exercisable from the time of vesting until the tenth anniversary of the grant.

     Beginning with the 1992 performance year, the Company adopted a performance share plan pursuant to the Stock Incentive Plan approved by its shareholders. In 1998, the Company determined that 50%, rather than 100%, of the long-term incentive awards should be in the form of performance shares. Performance shares are granted in February subsequent to the three-year period upon which performance is measured. Performance shares granted February 24, 1999 for the 1996 to 1998 performance period to the Named Executive Officers are indicated in the table below.
--------------------------------------------------------------------------------
                        LONG-TERM INCENTIVE PLAN AWARDS
--------------------------------------------------------------------------------

                                       PERFORMANCE     ESTIMATED FUTURE PAYOUTS UNDER
                                         OR OTHER       NON-STOCK PRICE-BASED PLANS
                                       PERIOD UNTIL    ------------------------------
                          NUMBER OF     MATURATION     THRESHOLD    TARGET    MAXIMUM
         NAME             SHARES(#)     OR PAYOUT         (#)        (#)        (#)
         ----             ---------    ------------    ---------    ------    -------
A. R. Glancy III......     14,250        3 years           0        14,250    28,500
S. E. Ewing...........      6,900        3 years           0         6,900    13,800
J. T. Williams........          0        3 years           0             0         0
W. K. McCrackin.......          0        3 years           0             0         0
H. L. Dow III.........      2,000        3 years           0         2,000     4,000

     Each performance share is equivalent to a share of MCN Common Stock. The number of performance shares initially granted is based on MCN's total shareholder return for the previous three years compared to the total shareholder return for a group of peer companies (identified in the Compensation Committee Report on page 21) over the same period. Once initially granted, regular dividend equivalents are paid on performance shares. The initial grants are adjusted upward or downward after a three-year period based on MCN's total shareholder return for this subsequent period compared to the total shareholder return for a group of peer companies over the same period. (See the discussion of peer groups and award periods on page 21.) The final award, which will be payable in MCN Common Stock, will range from zero to 200% of the initial grant.

Alternatively, participants are provided the option of deferring their awards until their employment terminates. The deferrals are in the form of common stock equivalents that earn dividend equivalents equal to one-half of the common stock dividend. Final awards are included as Long-Term Incentive Payouts in the Summary Compensation Table on page 13 in the year they are paid out.

OTHER COMPENSATION MATTERS

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     MCN has entered into Change of Control Employment Agreements with its Named Executive Officers and certain other officers of MCN and its two principal subsidiaries. Change of control is defined in the agreements as any of the following: (1) the acquisition of beneficial ownership of 20% or more of the outstanding voting securities of the Company, (2) the appointment or election of new directors to the Company's Board which causes the existing directors to no longer constitute at least a majority of the Company's Board, (3) a reorganization, merger or consolidation in which the beneficial owners of the outstanding voting securities have a beneficial interest of less than 60% of the common stock or outstanding voting securities of the corporation resulting from such reorganization, merger or consolidation, or (4) a complete liquidation or dissolution of the Company. The agreements generally have a term of three years beginning with the later of the change of control or the consummation of a change of control transaction. The agreements obligate the officer to continue to serve MCN in the officer's then current capacity, require MCN to compensate the officer in an amount at least equal to the officer's base salary plus the average annual bonus paid to the officer during the preceding three years and provide for the vesting of various unfunded benefits. These unfunded benefits include the Supplemental Retirement Plan discussed on page 17, the Supplemental Death Benefit and Retirement Income Plan discussed on page 17 and the Supplemental Savings Plan, which permits certain key executives to defer income and be credited with matching contributions to the extent that would otherwise be permitted under the Savings Plan but for limitations imposed by Federal tax law on tax-qualified savings plans. The agreements also provide for the grossed-up payment of any Federal excise taxes due from the executive as a result of any payments received under the agreement and provide three years of continued participation in MCN's benefit and retirement programs. MCN's obligations to the officer, including the obligation to pay base salary and any bonuses, can only be extinguished if the officer's employment is terminated by MCN for "good cause" or by the officer without "good reason" both as defined in the agreements, or by death or disability.

SPECIAL RETENTION AGREEMENTS

     In July 1998 the Board determined that it was in the best interest of the Company and its shareholders to ensure that the Company have the continued dedication and expertise of Mr. McCrackin beyond his sixty-fifth birthday (August 1998). The Board believed the services of Mr. McCrackin were critical for the refocusing of the Company's strategic direction that occurred during the later part of 1998. Mr. McCrackin committed to extending his employment for up to one year. Therefore, the Board entered into a special retention agreement with Mr. McCrackin that authorized a lump-sum cash payment of $400,000 upon his retirement.

     As part of his offer of employment from MCNIC, Mr. Williams received a signing bonus of $250,000 and 36,500 shares of restricted stock, which vest as set forth in footnote 4 to the Summary Compensation Table on page 13. In addition, the agreement provides a guaranteed level of compensation for the second year of employment which is expected to result in an additional grant of restricted stock equal to $645,000 in July 1999 with vesting two years subsequently. Other compensation and benefits provided Mr. Williams include; (1) three year severance package should employment terminate prior to normal retirement and (2) retiree health care based on 15 years of service.

INDEBTEDNESS OF MANAGEMENT

     In order to encourage executives to maintain their holdings in shares purchased under a stock option plan, which was replaced by the MCN Stock Incentive Plan in May 1989, the Company provided loans at an interest rate in accordance with IRS guidelines based on the market yield of U.S. short-term marketable securities. Pursuant to this provision, Mr. Glancy initiated a loan in 1992 at an interest rate of 4.43%, which was renewed in 1995 and again in 1998 at the then current interest rates of 5.65% and 5.41%, respectively. The loan covered a maximum outstanding amount of $725,014, including interest, during 1998. A balance of $581,981, including interest, was outstanding as of December 31, 1998. The loan is secured by 169,628 shares of MCN Common Stock with a year-end market value of $3,233,534.

RETIREMENT PLANS
--------------------------------------------------------------------------------
                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                   ANNUAL RETIREMENT BENEFIT AT AGE 65 FOR YEARS OF SERVICE
                                ---------------------------------------------------------------
 FINAL AVERAGE                     20         25         30         35         40         45
ANNUAL EARNINGS                  YEARS      YEARS      YEARS      YEARS      YEARS      YEARS
---------------                 --------   --------   --------   --------   --------   --------
  $150,000....................  $ 54,700   $ 68,400   $ 82,100   $ 95,700   $105,700   $115,600
   200,000....................    73,000     91,300    109,500    127,800    141,000    154,300
   250,000....................    91,300    114,100    137,000    159,800    176,400    193,000
   300,000....................   109,600    137,000    164,400    191,800    211,700    231,600
   350,000....................   127,900    159,900    191,900    223,800    247,100    270,300
   400,000....................   146,200    182,800    219,300    255,900    282,400    309,000
   450,000....................   164,500    205,600    246,800    287,900    317,800    347,700
   500,000....................   182,800    228,500    274,200    319,900    353,100    386,300
   550,000....................   241,800    276,100    301,600    351,900    388,500    425,000
   600,000....................   263,800    301,300    329,100    383,900    423,800    463,700
   650,000....................   285,800    326,400    356,500    415,900    459,100    502,400
   700,000....................   307,800    351,500    384,000    447,900    494,500    541,000

     RETIREMENT PLANS. All salaried employees of MCN and certain of its subsidiaries (the "Participating Companies") participate in a noncontributory, defined benefit retirement plan (the "Retirement Plan"), under which benefits have been based upon the final average salary. Specifically, the monthly pension at normal retirement (age 65) is calculated using a formula providing a single life monthly benefit equal to (1) 1.33% of final average monthly earnings multiplied by the number of total years of credited service with the Participating Companies; plus (2) 0.5% of final average monthly earnings that exceed a 35-year average Social Security wage base multiplied by the number of years of credited service up to 35 years. Early retirement benefits (at a reduced benefit if such retirement is before the participant attains age 62) are permitted under the plan, (1) on or after the date a participant attains age 55, if the participant's age plus years of credited service (as defined in the plan) equals or exceeds 70, or (2) when the participant has attained 30 years of credited service. An employee's final average monthly earnings is defined as his or her highest average monthly earnings for a consecutive 60-month period during the participant's last 15 years of employment. Average monthly earnings are calculated based on an individual's base salary only. An employee is not vested under the Retirement Plan until he or she has completed five years of credited service or has attained age 65.

     The table above illustrates the total estimated annual normal retirement pension benefits including the Supplemental Retirement Plan amounts (discussed below), if applicable, that will be payable upon normal retirement at age 65 to participants for the specified remuneration and years of credited service classifications. Retirement benefits are not subject to any deduction for social security or other offset amounts. The table does not reflect any reductions in retirement benefits that would result from the selection of one of various available survivorship options or the election to retire prior to age 62. Benefit amounts are computed on a straight life annuity basis.

     As of December 31, 1998, the credited years of service (rounded to the nearest whole year) for the Named Executive Officers participating in the final average salary plan are as follows: Mr. Ewing, 27 years and Mr. Dow, 20 years.

     In 1998, the Company adopted a cash balance plan feature within its defined benefit plan to better attract and retain employees. The cash balance plan will be the defined benefit plan for all new hires at MCN and MCNIC and was offered as a one-time option to all current employees of MCN and MCNIC. For employees electing to switch from the final average salary to the cash balance plan, a retirement annuity as of January 1, 1998 was calculated under the "traditional" defined benefit plan formula described above and present-valued using a 6.11% interest rate, the average interest rate on 30-year Treasury Bills for November 1997. This amount represented the opening account balance under the cash balance feature. Under the cash balance plan, at the beginning of each year, each participant's account is credited with 8% of the individual's salary and bonus plus an additional 5% of such compensation over the Social Security wage base. In addition, each participant's account is credited with interest based on the 30-year Treasury Bill rate as of November of the prior year. All vested participants in the cash balance plan are entitled to receive a lump sum payment in lieu of monthly pension annuities. Messrs., Glancy, McCrackin, Williams and 246 other incumbent employees out of an eligible group of 330 opted to participate in the cash balance plan. Had Mr. Glancy and Mr. McCrackin, who is age 65, retired effective January 1, 1999, they could have elected to receive an immediate annual annuity under the cash balance plan of $379,000 and $267,000, respectively. Mr. Williams age 65 annuity amount currently accrued is approximately $10,000 per year.

     The Company also maintains the Supplemental Retirement Plan, which provides for the payment of benefits that would otherwise be payable under the Retirement Plan but for limitations imposed by Federal tax law on benefits paid by qualified plans.

     SUPPLEMENTAL DEATH BENEFIT AND RETIREMENT INCOME PLAN. The Company's Named Executive Officers and certain other officers of the Participating Companies currently participate in a Supplemental Death Benefit and Retirement Income Plan. Under this plan, the pre-retirement death benefits payable to an employee's surviving spouse are 50% of the employee's final salary until such time as the employee would have reached age 65. Thereafter, payments are 20% of salary until the employee would have reached age 75. At retirement an employee may elect to receive (1) annual supplemental retirement income equal to 20% of the employee's final annual salary payable for a period of 10 years after age 62; or (2) other available post retirement benefits that are actuarially equivalent to the 10-year payment option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Thomas H. Jeffs II, Mr. Roger Fridholm, Mr. Howard Sims and Mr. Bill M. Thompson serve on the Compensation Committee of MCN. There are no Compensation Committee interlocks, nor do any officer directors participate on this committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
EXECUTIVE COMPENSATION

     THE COMPENSATION COMMITTEE (THE "COMMITTEE") ESTABLISHES MCN'S STRATEGIC COMPENSATION OBJECTIVES. THE COMMITTEE THEN MONITORS AND EVALUATES THE DESIGN AND EFFECTIVENESS OF MCN'S EXECUTIVE PAY PROGRAMS AGAINST THOSE OBJECTIVES. UNDER COMMITTEE REVIEW, MCN'S EXECUTIVE COMPENSATION PROGRAMS ARE ADMINISTERED TO LINK EXECUTIVE PAY WITH MCN'S STRATEGIC DIRECTION AND BUSINESS OBJECTIVES. IN LIGHT OF 1998'S DISAPPOINTING FINANCIAL RESULTS, THE COMMITTEE REVIEWED EACH ELEMENT OF EXECUTIVE COMPENSATION TO ASSURE ITSELF THAT THE COMPANY'S PROGRAMS TAKEN AS A WHOLE CONTINUE TO SUPPORT ITS BUSINESS STRATEGY.

OBJECTIVE:

     Our primary and overriding objective continues to be to provide a total compensation package that allows MCN to attract, retain, and motivate executive employees. In doing so,

     - MCN establishes total compensation opportunity (base salary, annual incentive, and long-term incentive) at competitive levels.

           - Base salary levels are generally set between the 40th and 65th percentile.

           - Total cash compensation (base salary and annual incentive) is targeted for the 65th percentile with the opportunity to exceed or fall short of that level when warranted by company and individual performance.

           - Long-term incentives are also targeted for the 65th percentile with the opportunity to exceed or fall short of that level when MCN performance warrants.

METHODOLOGY:

     The methodology used to determine market competitiveness is an annual survey of comparable companies as well as analysis of national and industry executive compensation data. Three separate sets of comparable companies have been identified to best match the three distinct business environments of MCN, MichCon, and MCNIC.

     - Performance, both Company and individual, drive total compensation levels.

           - The relationship of an executive's current salary in relation to the specific marketplace data, along with an assessment of the individual's performance against a set of objectives, determines base pay increases.

           - Annual incentives relate to attaining financial and individual objectives.

           - Long-term incentives relate to creating shareholder value.

     - Variable ("incentive") compensation opportunities are set at levels to put a significant percentage of executive compensation at risk relative to Company performance, thus linking executive and shareholder interests. At target payout projections, the short-term and long-term incentive programs put more than 60% of the Chairman & CEO's total direct compensation at-risk.

     - Program design encourages and increases stock ownership by executives to better align their interests with those of shareholders. Currently, any final awards under the performance share aspect of the long-term incentive plan are paid out 100% in MCN Common Stock or common stock equivalents.

     - All components of executive compensation programs are communicated to participating employees annually to ensure they understand the opportunity (and the risks) available based on performance, thus increasing the motivational impact of the plans. The status of actual performance relative to the targets is communicated throughout the year to maintain focus on the targets.

ROLE OF THE COMMITTEE:

     The Committee makes recommendations to the Board of Directors on the compensation levels of all officers of MCN, MCNIC, and MichCon and reviews the aggregate recommendations for base pay, annual incentive awards, and long-term incentive awards for the other senior executives of the Company. In addition, the Committee has oversight responsibility for all the Company's compensation programs to ensure that they are aligned with the strategic direction and objectives of the Company.

     In fulfilling these responsibilities, the Committee utilizes the Company's internal compensation function and outside consultants to research and summarize pay and incentive practices of comparable companies, industry averages, and other benchmarks. This year the Committee, in addition to MCN's executive compensation staff, utilized Hewitt Associates LLC to assist in this process.

SPECIFIC DISCUSSION ON THE COMPONENTS OF EXECUTIVE COMPENSATION:

     SHORT-TERM INCENTIVES -- The MCN Energy Group Inc. Annual Performance Plan provides for annual incentive payments to executives based on the accomplishment of corporate goals established by the Committee prior to the start of the fiscal year. The target award opportunity for the Chairman & CEO is 60% of base salary. Target awards for all other executives range from 15% to 55%. The adjusted award can be more or less than the target award depending on the achievement of the corporate goals. An executive's individual final award may vary from 0% to 125% of the adjusted award amount based on individual performance measured using a combination of criteria including:

     - the performance assessment measured by specific accomplishments,

     - leadership abilities, and

     - the executive's fiscal responsibility.

     1998 Results -- For 1998 the goals were defined as Return on Equity (ROE), calculated separately for MCN, MCNIC, and MichCon, and also included a factor for growth in earnings per share.

     MichCon's performance in 1998 resulted in a calculated award fund equal to 190% of the target payout. Based on 1998 results, there was no award fund for MCN or MCNIC. Neither Mr. Glancy, nor any other employee at MCN or MCNIC, received any bonus award. Mr. Dow, who moved to MCN from MichCon in late 1998, received a bonus based on MichCon results.

     1999 Plan Design -- As a result of the overall compensation review of the market, the Committee, determined that the target awards for all executives, including the Chairman & CEO of MCN at 60% of base salary, remain unchanged.

     In order to better focus employees on the need to rebuild shareholder value and to address retention concerns, the plan for 1999 for MCN and MCNIC was completely revised. Employees at MCN & MCNIC were granted special performance units (Units) that will be adjusted after one year based on total shareholder return during 1999 versus the new peer group, as described in the long-term incentive section of this report. Final payouts, which will occur in early 2000, will be in the form of MCN common stock, with the final number of shares being anywhere from 0% to 200% of the initial Units granted based on peer group ranking. For executives, one-half of the final payout will occur in early 2000 with the second half paid in early 2001. The number of Units granted was calculated using the existing base salary targets divided by an assumed share price of $20. For Mr. Glancy this resulted in an initial grant of 20,250 Units.

     For MichCon, the goal for 1999 continues to be based on ROE with an additional 25% funding available if MCN finishes in the top half of the peer group as measured by total shareholder return during 1999.

     LONG-TERM INCENTIVES -- The MCN Energy Group Inc. Long-Term Incentive Plan is designed to provide a significant level of executives' total compensation in a format that encourages them to remain in the employment of the corporation and matches their interests with those of shareholders. The plan is an omnibus plan that allows the corporation to issue a variety of long-term incentives. The total economic value delivered to executives is designed to provide competitive compensation, regardless of the long-term incentive methodology. The Committee determined that the range of target awards as a percent of base salary should remain basically unchanged from 1998 to 1999.

     STOCK OPTIONS -- In 1999 the Committee determined that 50% of the long-term economic value should be delivered using standard stock options. Specifically, the number of options granted was determined based on a value of $3.83 per option utilizing the Black-Scholes model. The options have a strike price of $17.25, which was the market price of MCN common stock on February 24, 1999 (the grant date). The options will vest ratably over three years following the date of grant and are exercisable from the time of vesting until the 10th anniversary of the grant. The remaining 50% of the long-term award was granted in the form of performance shares subject to the same vesting and adjustment procedures used in the past as described below.

     The Committee's decision to utilize stock options was primarily based on three reasons. First, stock options directly support the Corporation's goal of rebuilding shareholder value since they have value only if the Company's stock price increases. In contrast, performance shares focus on growing and preserving shareholder value. Second, stock options are purely future-oriented, while the performance share plan looks both back and forward three years. Third, most of the Corporation's peer companies use two or more long-term incentive vehicles; including stock options. The Committee is persuaded that substituting stock options for a portion of the performance shares more closely aligns shareholder and executive interest while furthering the Corporation's ability to retain and attract needed talent.

     Mr. Glancy received a grant of 100,000 stock options on February 24, 1999.

     PERFORMANCE SHARES -- Performance shares are awarded to executives based on total shareholder return covering a six-year period, as compared to a peer group of companies. This period is divided into two parts. The first three years determine the initial grant of performance shares. Participants receive dividend equivalents on the performance shares during the subsequent three-year period. The initial grant is adjusted upward or downward based upon performance over the subsequent three-year period. The final award, if any, is paid 100% in MCN Common Stock or may be deferred in common stock equivalents. One half of any shares not deferred may be sold to satisfy tax-withholding obligations. The remaining shares must be retained until the recipient meets or exceeds specified stock ownership guidelines, retires, or terminates employment with the Company. Both the initial grant and the final award are based on MCN's performance ranking within its peer group using the following parameters:

                 PERFORMANCE
                   RANKING                      PERCENT OF
                 (QUARTILE)                       AWARD
                 -----------                   ------------
 First.......................................  125% -  200%
 Second......................................   75% -  150%
 Third.......................................   25% -  100%
 Fourth......................................    0% -   50%

     Individual standard awards are based on the impact of the executive's position to corporate success and to the size of the standard grant (at current market value) compared to base salary to achieve an appropriate market-based relationship between base pay and incentive opportunity. The target award levels, which are expressed as a percentage of base salary, are reviewed annually as part of the overall compensation survey analysis and were adjusted in 1999 to reflect the issuance of stock options. As a result, the standard award for the Chairman & CEO for 1999 was approximately 55% of base salary. In 1999 this equated to 28,500 performance shares (based on a value of

$13.44 per performance unit as determined through the use of Hewitt's proprietary model) for Mr. Glancy. Standard awards for other executives were consistently calculated.

     In 1999 the Committee adopted a new peer group to recognize MCN's new portfolio of businesses without the E&P business. The new peer group will be used as the basis for final awards of performance shares granted in 1999 and subsequent years. The old peer group was used as the basis for issuing final awards of performance shares initially granted in 1996 and will also be used for the 1997 and 1998 grants. Total shareholder return for the new peer group was 75.1% for 1996 through 1998 versus 73.8% for the old peer group. The companies currently included in the respective peer groups are identified below:

                NEW PEER GROUP                                 OLD PEER GROUP
                --------------                                 --------------
                CMS Energy Corporation                         Brooklyn Union (Keyspan Energy)
                Columbia Energy Group                          CMS Energy Corporation
                Consolidated Natural Gas Company               Columbia Energy Group
                DTE Energy Company                             Consolidated Natural Gas Company
                El Paso Energy Corporation                     Enron Corporation
                Enbridge Inc.                                  Equitable Resources, Inc.
                Equitable Resources, Inc.                      KN Energy, Inc.
                KN Energy, Inc.                                National Fuel Gas Company
                MDU Resources Group, Inc.                      ONEOK, Inc.
                National Fuel Gas Company                      Questar Corporation
                ONEOK, Inc.                                    Sonat, Inc.
                Peoples Energy Corporation                     Southwestern Energy Company
                Questar Corporation                            The Coastal Corporation
                Sempra Energy                                  The Williams Companies, Inc.
                Westcoast Energy, Inc.                         WICOR, Inc.

     For the three-year period 1996-1998, MCN's total return to shareholders was (7.9)%, which placed the Company 16th in the new peer group. Using the program guidelines above, and considering MCN's ranking, the need to motivate and retain employees, and the significant discretion reserved for the Board when making a final adjustment in 2002; the Committee granted 1999 performance shares at 50% of the standard award level. For Mr. Glancy the Committee granted 14,250 performance shares. These units may as much as double or be forfeited completely based on how MCN's total shareholder return compares to peer companies using the above scale for the 1999-2001 period.

     The performance shares initially granted in February 1996 vested in February 1999. The Company finished 14th in the old peer group for the 1996-1998 period. Based on the Company's disappointing performance, the Committee determined that the performance shares granted in 1996 should be completely forfeited.

     BASE SALARY -- The base salary of an executive is established when entering the position based on the individual's experience in relation to external market comparisons for that position. Annually, each executive's salary is reviewed relative to the specific marketplace data and adjustments are made with consideration of the individual's level of performance, scope and role within the organization, and recent salary history.

     For 1999, the Committee found that Mr. Glancy's base salary was slightly below the 50th percentile of the diversified energy company market. The Committee determined to leave Mr. Glancy's current base salary of $675,000 unchanged. Mr. Glancy's base salary was last increased on March 1, 1998. Using similar methodology, the committee determined that 20 other officers of MCN,

MichCon, and MCNIC should receive base salary increases averaging 7.8%. Five other officers did not receive any increase in base salary. Overall, base salaries were increased by a total of 5.7% for the 25 officers other than Mr. Glancy.

TREATMENT OF INDIVIDUAL EXECUTIVE WITH COMPENSATION EXCEEDING $1 MILLION
ANNUALLY

     In 1994, the Company adopted a plan requiring covered executives whose total compensation in any calendar year exceeded the $1 million limitation on deductibility set forth on Section 162(m) of the Internal Revenue Code of 1986 to defer the excess until he or she leaves the Company. This excess amount is placed in an account in which the value is adjusted in terms of MCN Common Stock at prevailing market prices. Executives receive dividend equivalents on 50% of the common stock units deferred.

CONCLUSION

     The Committee reviewed all executive compensation programs in light of 1998's disappointing results along with the Company's need to attract and retain the management talent to rebuild shareholder value. The tie between Company performance and executive compensation, coupled with the stock ownership guidelines, clearly balanced these competing interests. The Committee believes that MCN's executive compensation programs clearly align each executive's total compensation potential with individual and Company performance as well as shareholder returns, while providing a balanced compensation mix between base pay and incentives that is based on market and performance factors. It is the Committee's intent to ensure that this alignment continues into the future and to review and refine the Company's pay and incentive programs to reflect this objective.

THE COMPENSATION COMMITTEE

Thomas H. Jeffs II, Chairman
Roger Fridholm
Howard F. Sims
Bill M. Thompson

PERFORMANCE GRAPH

                    COMPARISON OF $100 INVESTED IN MCN STOCK
                              SINCE DECEMBER 1993
                           WITH DIVIDENDS REINVESTED

GRAPH

----------------------------------------------------------------------------------------------------
                                                                   OLD                NEW
          DATE               MCN              S&P 500           PEER GROUP         PEER GROUP
----------------------------------------------------------------------------------------------------
      12/93                $100.00            $100.00            $100.00            $100.00
----------------------------------------------------------------------------------------------------
      12/94                $108.38            $101.32            $ 98.30            $ 91.28
----------------------------------------------------------------------------------------------------
      12/95                $146.64            $139.34            $137.86            $122.02
----------------------------------------------------------------------------------------------------
      12/96                $188.80            $171.32            $176.36            $149.88
----------------------------------------------------------------------------------------------------
      12/97                $272.23            $228.46            $215.52            $197.75
----------------------------------------------------------------------------------------------------
      12/98                $133.99            $293.74            $239.59            $213.65
----------------------------------------------------------------------------------------------------

-------------------------
(1) The above graph compares the performance of MCN with that of a broad equity market index, the S&P 500 Composite. Also included is the performance of the old peer group of companies, which is used in connection with the payout for the vesting of Performance units initially granted in 1996 through 1998. In 1999, the Company changed to the new peer group of companies to be used in connection with its Performance Unit Plan to better reflect its current business mix. (See the discussion of peer groups and award periods on page 20.)

(2) The returns for each company included in the peer group are weighted according to the company's stock market capitalization at the beginning of each month.

PROPOSAL 2 -- SELECTION OF AUDITORS

     The MCN Board has selected Deloitte & Touche LLP as independent auditors to audit the financial statements of MCN and its subsidiaries for the year ending December 31, 1999 and is submitting its choice for ratification by shareholders. Deloitte & Touche LLP, or its predecessors, has served as MCN's auditors since 1988 and MichCon's auditors since 1986. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and respond to appropriate questions. If the appointment is not ratified, the MCN Board will appoint another firm as the independent auditors for the year ending December 31, 1999.

     THE MCN BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS, TO AUDIT THE FINANCIAL STATEMENTS OF THE CORPORATION AND ITS SUBSIDIARIES FOR THE YEAR ENDING DECEMBER 31, 1999.

OTHER PROXY MATTERS

VOTING

     Michigan law and the Company's bylaws require the presence of a quorum for the annual meeting, defined here as a majority of the votes entitled to be cast at the meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

     Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for shareholders' approval. The director nominees must receive a plurality of the votes cast at the meeting; therefore, abstentions will not affect the election of directors. The selection of the Company's auditors must be approved by a majority of the votes cast at the meeting; therefore, abstentions will not affect the selection of the Company's auditors.

     Under the rules of the New York Stock Exchange ("NYSE"), brokers who hold shares on behalf of their customers (shares held in street name) have the authority to vote on certain items when they have not received instructions from beneficial owners. However, brokers are not authorized to vote on "non-routine" matters if they do not receive instructions from beneficial owners ("Broker Non-votes"). Under NYSE rules, all the matters presently before the meeting are "routine" matters, therefore brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customer who does not furnish voting instructions. If a "non-routine" matter comes before the meeting, Broker Non-votes will not be treated as votes cast in determining the outcome of the vote.

COST OF SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by MCN and the solicitation will be made by use of the mails, personally or by telephone or telegraph by officers, directors and regular employees of MCN and its subsidiaries who will not be additionally compensated therefore. The firm of D.F. King & Co., Inc. has been retained to assist with the solicitation of broker and nominee Proxies at a cost of approximately $7,500. MCN will also reimburse banks, brokers, nominees and other fiduciaries for reasonable expenses incurred by them in forwarding the Proxy material to the beneficial owners of MCN Common Stock.

FILINGS UNDER SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, chief financial officer, chief accounting officer and directors to file reports with the Securities and Exchange Commission ("SEC") of ownership and changes in ownership of the Company's equity securities. James G. Berges was elected a director of MCN on April 22, 1998. The initial report for Mr. Berges was filed nine days late due to an inadvertent error by the Company's counsel.

SHAREHOLDER PROPOSALS

     Shareholder proposals to be considered for inclusion in MCN's 2000 proxy statement for presentation at the 2000 Annual Meeting of Shareholders must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226, no later than November 12, 1999. Other shareholder proposals concerning business to be conducted at MCN's annual meeting must be received by the Secretary of MCN at 500 Griswold Street, Detroit, Michigan 48226 not earlier than January 28, 2000 nor later than February 27, 2000.

                                                             500 Griswold Street
                                                         Detroit, Michigan 48226
                                                                  1-800-548-4655

                               500 Griswold Street
                             Detroit, Michigan 48226


/X/ PLEASE MARK YOUR                                                        4769
    VOTES AS IN THIS EXAMPLE.

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES AND "FOR" PROPOSAL 2.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of FOR WITHHELD FOR ALL
   Directors                EXCEPT       2.Ratification of FOR   AGAINST ABSTAIN
               / /  / /     / /            appointment of  / /     / /     / /
                                           Deloitte  & Touche LLP as independent
                                           auditor for the year ending
                                           December 31, 1999



NOMINEES:
STEPHEN E. EWING, ROGER FRIDHOLM AND
HELEN O. PETRAUSKAS

IF YOU DO NOT WISH YOUR SHARES
VOTED "FOR" A PARTICULAR NOMINEE,
MARK THE "FOR ALL EXCEPT" BOX
AND STRIKE A LINE THROUGH THE
NOMINEE(S) NAME.  YOUR SHARES
WILL BE VOTED FOR THE REMAINING         3. In their
NOMINEE(S).                                discretion the
                                           Proxies are
                                           authorized to vote
                                           upon such other
                                           business as may
                                           properly come
                                           before the meeting
                                           or adjournments.


                                           Mark box at right //
                                           to request that an
                                           Attendance Card to
                                           the Annual Meeting
                                           be sent to you.


                                           Mark box at right //
                                           if comments have
                                           been noted on the
                                           reverse side of
                                           this card.


                                           Please sign
                                           exactly as name
                                           appears hereon.
                                           Joint owners
                                           should each sign.
                                           When signing as
                                           attorney,
                                           executor,
                                           administrator,
                                           trustee or
                                           guardian, please
                                           give full title
                                           as such.


                                          SIGNATURE(S) DATE

--------------------------------------------------------------------------------
                                               FOLD AND DETACH HERE

                          [MCN ENERGY GROUP INC. LOGO]

                                  500 GRISWOLD
                             DETROIT, MICHIGAN 48226


Dear Shareholder:

Your vote is very important to the successful conduct of the company's business. I strongly encourage you to exercise your right to vote your shares. We must receive your vote prior to the Annual Meeting of Shareholders on April 28, 1999.

Please mark the boxes on the proxy card to indicate how you wish to vote your shares. Then sign, date and detach the card and return it in the enclosed postage-paid envelope. If you expect to attend the Annual Meeting, please mark the appropriate box above and an Attendance Card will be mailed to you prior to the meeting.

We look forward to meeting you if you are able to attend the Annual Meeting and thank you for promptly returning your proxy card.


Sincerely,


/S/ ALFRED R. GLANCY III
Alfred R. Glancy III
Chairman, President
& Chief Executive Officer




                          [MCN ENERGY GROUP INC. LOGO]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MCN ENERGY GROUP INC.


P
R
O
X
Y


     I (we), have received the proxy soliciting material relative to the Annual Meeting, and (i) appoint Alfred R. Glancy III, Howard L. Dow III and Daniel
     L. Schiffer, or any one of them, as Proxies with full power of substitution, for and in my (our) name, to vote all shares of Common Stock of MCN Energy Group Inc. owned of record by me (us), and (ii) direct Putnam Fiduciary Trust Company, Trustee under MCN Energy Group Inc.'s 401(k) plans to vote in person or by proxy all shares of Common Stock of MCN Energy Group Inc. allocated to my accounts under those Plans, and which I am entitled to vote, in each case, on all matters which may come before the 1999 Annual Meeting of Shareholders to be held at the Company's Headquarters in the Guardian Building, 32nd Floor Auditorium, 500 Griswold, Detroit, Michigan on April 28, 1999 at 1:00 p.m. Eastern Daylight-Saving Time, and any adjournments, unless otherwise specified herein. The Proxies, in their discretion, are further authorized (i) to vote for the election of a person to the Board of Directors if any nominee named in this proxy becomes unable to serve or for good cause will not serve, (ii) to vote on matters that the Board of Directors does not know a reasonable time before making the proxy solicitation will be presented at the meeting, and (iii) to vote on other matters that may properly come before the 1999 Annual Meeting and any adjournments.

                            DO YOU HAVE ANY COMMENTS?

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